Exhibit 10.1

CERTAIN INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

AMENDMENT NO. 4 TO LICENSE AGREEMENT

THIS AMENDMENT NO. 4 TO LICENSE AGREEMENT (“Amendment No. 4”) is made and entered into on May 17, 2023 (the “Amendment Effective Date”), by and between Pyxis Oncology, Inc., a corporation, organized under the laws of Delaware, having an address at 321 Harrison Avenue, Floor 11, Suite 1, Boston, MA 02118 (“Licensee”) and Biosion USA, Inc., a Delaware corporation, having an address at 1 Innovation Way, Suite 300, Newark, Delaware 19711 (“Licensor”). Licensee and Licensor may, from time-to-time, be individually referred to as a “Party” and collectively referred to as the “Parties”.

WHEREAS, Licensee and Licensor entered into that certain License Agreement effective as of March 28, 2022, as further amended by Amendment No. 1 on June 28, 2022, Amendment No. 2 on July 1, 2022, and Amendment No. 3 on November 22, 2022 (collectively, the “Agreement”), pursuant to which Licensee obtained from Licensor exclusive rights to certain anti-Siglec-15 patents, technology, know-how, and other proprietary materials in the Field in the Licensed Territory (each defined in the Agreement);

WHEREAS, Section 3.5.1. of the Agreement, as modified by Amendment No. 1, requires that the Parties enter into a Clinical Supply Agreement within [***] the Effective Date (or such later date mutually agreed by the Parties), as defined in the Agreement;

WHEREAS, Section 3.5.2 of the Agreement requires that Licensee shall have the first and primary right to have Manufactured by a Third Party contract manufacturer any Compound and Product for Commercialization in the Field within the Licensed Territory and the Retained Territory;

WHEREAS, Licensee’s address, as set forth in Section 16.8 of the Agreement, has changed;

and

WHEREAS, the Parties wish to modify (a) the time period in Section 3.5.1 referenced above,

(b) the rights of the Parties to have Manufactured by a Third Party contract manufacturer any Compound and Product for Commercialization in the Field within the Retained Territory in Section 3.5.2 referenced above, and (c) Licensee’s address under Section 16.8 referenced above, and now desire to memorialize these modifications in this Amendment No. 4.

NOW, THEREFORE, in consideration of the premises and of the following mutual promises, covenants and conditions hereinafter set forth, the Parties hereto agree as follows:

1.
Defined Terms. Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Agreement.
2.
Amendments to the Agreement.
(a)
Section 3.5.1. shall be deleted in its entirety and shall be replaced with the following:

“3.5.1. Upon execution of the Clinical Supply Agreement, notwithstanding the provisions of Section 2.2 and Section 2.10 (but subject to the terms of the Clinical Supply Agreement), as between the Parties, Licensee shall have the first and primary right to have Manufactured by a Third Party contract manufacturer the Compound and Products for Development in the Field within the Licensed Territory and the Retained Territory. At least [***] before prospective FPFD in any human clinical study by Licensor, the Parties shall negotiate in good faith the terms and conditions of a clinical supply agreement and corresponding quality agreement on customary terms, pursuant to which Licensee would Manufacture and supply, itself or through an Affiliate or one (1) or more Third Party contract manufacturers, the Compound and Products to Licensor to support Licensor’s Development of the Compound and Products in the Field in the Retained Territory (the “Clinical Supply Agreement”). [***].

(b)
Section 3.5.2. shall be deleted in its entirety and shall be replaced with the following:

“3.5.2. Notwithstanding the provisions of Section 2.2, Section 2.10 and Section 3.5.1, as between the Parties, Licensee shall have the first and primary right to have Manufactured by one (1) or more Third Party contract manufacturers any Compound and Product for Commercialization in the Field within the Licensed Territory, and Licensor shall have the first and primary right to have Manufactured by one (1) or more Third Party contract manufacturers any Compound and Product for Commercialization in the Field within the Retained Territory. [***]. Notwithstanding the above, only upon mutual agreement of the Parties, the Parties may negotiate in good faith the terms and conditions of a commercial supply agreement and corresponding quality agreement on customary terms, pursuant to which Licensee would Manufacture and supply, itself or through an Affiliate or one (1) or more Third Party contract manufacturers, the Compound and Products to Licensor to support Licensor’s Commercialization of the Compound and Products in the Field in the Retained Territory (the “Commercial Supply Agreement”). [***].

(c)
The address for Licensee set forth in Section 16.8 of the Agreement shall be deleted in its entirety and shall be replaced with the following:

“Pyxis Oncology, Inc.

321 Harrison Avenue, Floor 11, Suite 1

Boston, Massachusetts, USA 02118

Attention: Chief Executive Officer

Email: LegalNotices@pyxisoncology.com

with a copy to:

Koenig, Oelsner, Taylor, Schoenfeld & Gaddis PC

999 Eighteenth Street, Suite 1740

Attention: Brad L. Schoenfeld, Esq.

Email: bschoenfeld@kofirm.com”

2.
Ratification of the Agreement. Except as expressly set forth in Article 2 above, the Agreement shall remain unmodified and in full force and effect. The execution, delivery, and effectiveness of this Amendment No. 4 shall not, except as expressly provided herein, operate as a waiver of any right, power, or remedy of the Parties to the Agreement, nor constitute a waiver of any provision of the Agreement. In the event of a conflict between the terms of this Amendment No. 4 and the Agreement, the terms of this Amendment No. 4 shall control.
3.
Miscellaneous. This Amendment No. 4, together with the Agreement, constitutes the entire agreement and understanding between the Parties with respect to the subject matter hereof and supersedes all negotiations, representations, prior discussions, and preliminary agreements between the Parties relating to the subject matter of this Amendment No. 4 and the Agreement.
4.
Counterparts. This Amendment No. 4 may be executed in any number of counterparts, each of which shall be an original instrument and all of which, when taken together, shall constitute one and the same agreement. Transmission by e-mail or other form of electronic transmission of an executed counterpart of this Amendment No. 4 shall be deemed to constitute due and sufficient delivery of such counterpart.

[Signatures on Following Page]

IN WITNESS WHEREOF, the Parties hereto, each by a duly authorized representative, have executed this Amendment No. 4 as of the Amendment Effective Date.

Biosion USA, Inc.		Pyxis Oncology, Inc.
By:	/s/ Hugh Davis	By:	/s/ Pam Connealy
Name:	Hugh Davis	Name:	Pam Connealy
Title:	COO, Biosion, Inc. & President, Biosion USA, Inc.	Title:	CFO & COO
Date:	5/17/2023	Date:	5/17/2023